   As filed with the Securities and Exchange Commission on September 27, 2001.

                                            Registration Statement No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ____________________

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ____________________

                              Progress Energy, Inc.
             (Exact name of registrant as specified in its charter)


                            410 S. Wilmington Street
                       Raleigh, North Carolina 27601-1748
                                 (919) 546-6111
           (Address of principal executive office, including zip code)

                     North Carolina                                             56-2155481
    (State or other jurisdiction of incorporation or             (I.R.S. Employer Identification Number)
                      organization)

                              Progress Energy, Inc.
                           1997 Equity Incentive Plan
                  Amended and Restated as of September 26, 2001
                            (Full title of the plan)

                             ______________________

                              WILLIAM CAVANAUGH III
                 Chairman, President and Chief Executive Officer
                               WILLIAM D. JOHNSON
             Executive Vice President, General Counsel and Secretary
                              Progress Energy, Inc.
                            410 S. Wilmington Street
                       Raleigh, North Carolina 27601-1748
                                 (919) 546-6111
  (Name, address, including zip code, and telephone number including area code, of agent for service)

                                    Copy to:

                            TIMOTHY S. GOETTEL, ESQ.
                            WELTON O. SEAL, JR., ESQ.
                                Hunton & Williams
                          421 Fayetteville Street Mall
                          Raleigh, North Carolina 27601
                                 (919) 899-3094

                              ____________________

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
    Title of securities         Amount to be        Proposed maximum        Proposed maximum          Amount of
     to be registered            registered        offering price per      aggregate offering     registration fee
                                                       share /1/                price/1/                 /1/
---------------------------------------------------------------------------------------------------------------------
Common Stock, no par value    3,800,000 shares         $  41.45             $ 157,510,000.00     $ 39,377.50
=====================================================================================================================

(i) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h) on the basis of $41.45 per share, which was the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on September 26, 2001.

                              PROGRESS ENERGY, INC.

     On June 19, 2000, through the consummation of a Share Exchange, as defined below, Progress Energy, Inc., formerly CP&L Energy, Inc. (the "Company"), became the holding company for Carolina Power & Light Company ("CP&L"). The creation of this new holding company was effected through an Agreement and Plan of Share Exchange (the "Plan of Exchange") between CP&L and the Company. The Plan of Exchange provided for, among other things, a statutory share exchange pursuant to which all shares of common stock of CP&L would be exchanged for shares of common stock of the Company (the "Share Exchange"). The shareholders of CP&L approved the Share Exchange on October 20, 1999.

     As a result of the Share Exchange, CP&L became a direct, wholly owned subsidiary of the Company. Each share of common stock of CP&L was exchanged for one share of common stock of the Company.

     On July 12, 2000, pursuant to resolutions of the Company's Board of Directors and the terms of a Master Amendment and Assumption Agreement between the Company and CP&L, the Company assumed the sponsorship of certain CP&L benefit plans, including the Carolina Power & Light Company 1997 Equity Incentive Plan (the "Plan"), and appointed its wholly owned subsidiary Progress Energy Service Company, LLC as plan administrator of such plans, including the Plan, such assumption and appointment to be effective August 1, 2000.

     The Plan shall be known henceforth as the Progress Energy, Inc. 1997 Equity Incentive Plan, Amended and Restated as of September 26, 2001, it covers employees of the Company and its subsidiaries, and shares of stock issued in accordance with the Plan shall be shares of the Company's common stock rather than shares of CP&L common stock.

     This Registration Statement covers 3,800,000 shares of common stock, no par value, of the Company (the "Common Stock") issuable pursuant to the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this registration statement:

     (a) Annual Report of the Company on Form 10-K for the year ended December 31, 2000;

     (b) Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31 and June 30, 2001;

     (c) Current Reports of the Company on Form 8-K or 8-K/A filed January 24, February 27, August 6, August 7, and August 30, 2001; and

     (d) the description of our Common Stock included under the heading "Description of Holdings Capital Stock" in our registration statement on Form S-4 (File No. 333-86243), dated August 31, 1999 and incorporated by reference in our Form 8-A filed June 6, 2000.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters regarding shares of Common Stock will be passed upon for the Company by William D. Johnson, Executive Vice President, General Counsel and Secretary of the Company. As of August 31, 2001, Mr. Johnson beneficially owned 36,459 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Sections 55-8-51 through 55-8-57 of the North Carolina Business Corporation Act (the "NCBCA") and the Articles of Incorporation and Bylaws of the Company provide for indemnification of the registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. The Company has insurance covering expenditures it might incur in connection with the lawful indemnification of its directors and officers for their liabilities and expenses. Officers and directors of the Company also have insurance which insures them against certain liabilities and expenses.

     As authorized by the NCBCA, and to the fullest extent permitted by it, the Company's Articles of Incorporation provide that a director of the Company will not be liable to the Company or to any shareholder of the Company for monetary damages arising from the director's breach of his or her duties as a director. The NCBCA permits these provisions, except for (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) unlawful distributions, and
(iii) any transaction from which the director derived an improper personal benefit.

     The NCBCA provides directors and officers with a right to indemnification relating to official conduct when the director or officer has been wholly successful in defense of a claim. In addition, a director or officer without the right to indemnification may apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case.

     The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. The Company's Bylaws provide that any person who is or was a director or officer of the Company and any person who at the request of the Company serves or has served as an officer or director (or in any position of similar authority) of any other corporation or other enterprise, including as an individual trustee under any employee benefit plan, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person's status as a director or officer of the Company (i) if that person's acts or omissions are required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating the Company or any of its subsidiaries by reason of their being public utility companies or subsidiaries of public utility holding companies, or any amendments to the foregoing laws, or
(ii) if that person's acts or omissions were not known or believed by him or her to be clearly in conflict with the best interests of the Company.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.
-----------

4.1 Amended and Restated Articles of Incorporation of the Company, as amended and restated June 15, 2000 (incorporated by reference to Exhibit 3(a)(i) of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.2 Bylaws of the Company, as amend and restated June 15, 2000 (incorporated by reference to Exhibit 3(b)(i) of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
                  2000)).

4.3 Progress Energy, Inc. 1997 Equity Incentive Plan, Amended and Restated as of September 26, 2001.

4.4               Form of Stock Option Agreement.

4.5               Form of Stock Option Award.

5 Opinion of William D. Johnson as to the legality of the securities being registered.

23.1              Consent of William D. Johnson (included in Exhibit 5).

23.2              Consent of Deloitte & Touche LLP.

23.3              Consent of KPMG LLP.

23.4              Consent of KPMG LLP.

24                Power of Attorney (included on signature page).

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection
     (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina on the 27th day of September, 2001.

                                 PROGRESS ENERGY, INC.

                                 /s/ William Cavanaugh III
                                 -------------------------
                                 William Cavanaugh III
                                 Chairman, President and Chief Executive Officer

     Each director and/or officer of the issuer whose signature appears below hereby appoints William Cavanaugh III, William D. Johnson, and Timothy S. Goettel, and each of them severally, as his attorney-in-fact to sign in his name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                                       Title                          Date
          ---------                                       -----                          ----

  /s/ William Cavanaugh III                President and Chief Executive Officer   September 27, 2001
  -----------------------------                 and Chairman of the Board
      William Cavanaugh III

  /s/ Peter M. Scott III                   Executive Vice President and Chief      September 27, 2001
  -----------------------------                    Financial Officer
      Peter M. Scott III

  /s/ Robert H. Bazemore                            Controller and                 September 27, 2001
  -----------------------------                Chief Accounting Officer
      Robert H. Bazemore

  /s/ Edwin B. Borden                                 Director                     September 27, 2001
  -----------------------------
      Edwin B. Borden

  /s/ David L. Burner                                 Director                     September 27, 2001
  -----------------------------
      David L. Burner

  /s/ Charles W. Coker                                Director                     September 27, 2001
  -----------------------------
      Charles W. Coker

        Signature                          Title                  Date
        ---------                          -----                  ----

 /s/ Richard L. Daugherty                 Director         September 27, 2001
------------------------------
     Richard L. Daugherty

   /s/ William O. McCoy                   Director         September 27, 2001
------------------------------
       William O. McCoy

    /s/ E. Marie McKee                    Director         September 27, 2001
------------------------------
        E. Marie McKee

 /s/ John H. Mullin, III                  Director         September 27, 2001
------------------------------
     John H. Mullin, III

    /s/ Richard A. Nunis                  Director         September 27, 2001
------------------------------
        Richard A. Nunis

  /s/ Carlos A. Saladrigas                Director         September 27, 2001
------------------------------
      Carlos A. Saladrigas

   /s/ J. Tylee Wilson                    Director         September 27, 2001
------------------------------
       J. Tylee Wilson

  /s/ Jean Giles Wittner                  Director         September 27, 2001
------------------------------
      Jean Giles Wittner

                                  EXHIBIT INDEX

Exhibit No.                    Description
-----------                    -----------

4.1 Amended and Restated Articles of Incorporation of the Company, as amended and restated June 15, 2000 (incorporated by reference to Exhibit 3(a)(i) of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.2 Bylaws of the Company, as amend and restated June 15, 2000 (incorporated by reference to Exhibit 3(b)(i) of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)).

4.3 Progress Energy, Inc. 1997 Equity Incentive Plan, Amended and Restated as of September 26, 2001.

4.4               Form of Stock Option Agreement.

4.5               Form of Stock Option Award.

5 Opinion of William D. Johnson as to the legality of the securities being registered.

23.1              Consent of William D. Johnson (included in Exhibit 5).

23.2              Consent of Deloitte & Touche LLP.

23.3              Consent of KPMG LLP.

23.4              Consent of KPMG LLP.

24                Power of Attorney (included on signature page).